Exhibit 21.1

LIST OF SUBSIDIARIES

Subsidiary	Ownership Percentage	Jurisdiction of Incorporation or Organization
Moelis & Company LLC	100%	Delaware
Moelis & Company Group GP LLC	100%	Delaware
Moelis & Company Group LP	100%	Delaware
Moelis & Company UK Employee Holdings, Inc.	100%	Delaware
Moelis Holdings Feeder, Inc.	100%	Delaware
Moelis & Company International Holdings LLC	100%	Delaware
Moelis & Company UK LLP	100%	England and Wales
Moelis & Company Asia Limited	100%	Hong Kong
Moelis & Company Consulting (Beijing) Company Limited	100%	China
Moelis & Company Europe Limited	100%	England and Wales
Moelis Capital Markets LLP	100%	England and Wales
Moelis & Company India Private Limited	100%	India
Moelis & Company France SAS	100%	France
Moelis & Company Assessoria Financeira Ltda.	94%	Brazil
Moelis Australia AM Investments Pty Ltd.	50%	Australia
Moelis Australia Visa Fund Manager Pty Ltd.	50%	Australia
Western Funds Management Pty Ltd.	50%	Australia
ACN 167316 109 Pty Ltd.	50%	Australia
Moelis Australia Holdings Pty Ltd	50%	Australia
Moelis Australia Securities Pty Ltd	50%	Australia
Moelis Australia Advisory Pty Ltd	50%	Australia
Moelis & Company Australia Pty Ltd	50%	Australia
Moelis Australia Asset Management Ltd	50%	Australia